UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

1606 Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-56467	86-1497346
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2425 E. Camelback Rd Suite 150 Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(602) 481-1544
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2023, 1606 Corp., a Nevada corporation (the “Company”), issued to Gregory Lambrecht, the Company’s former Chief Executive Officer and director, an Amended Promissory Note in the principal amount of $755,050.

Due to additional amounts loaned by Mr. Lambrecht to the Company, on November 1, 2024, the Company issued to Mr. Lambrecht an Amended and Restated Promissory Note in the principal amount of $1,220,550 (the “Note”).

The Note matures on December 31, 2025, does not accrue any interest, and is subject to the following “Events of Default:”

•	The Company fails to pay, in full, any principal or other amounts due upon maturity;

•	The Company defaults in the performance of or compliance with any covenant, agreement or other obligation contained in the Note that is not remedied, waived or cured within 15 business days;

•	Any representation or warranty of the Company contained in the Note proves to have been false or incorrect in any material respect as of the date of the Note;

•

The Company has an uncured default for more than 30 days (as principal, guarantor, or other surety) in the payment of any principal of, premium (if any) or interest on any indebtedness for borrowed money to any other party, or defaults in the performance of or compliance with any other obligation contained in the documentation evidencing or securing any other indebtedness, and in connection with the default the indebtedness becomes due and payable prior to the date it would otherwise become due and payable, or the Company fails to pay the indebtedness at its stated maturity; or

•

other than on terms approved beforehand by the Mr. Lambrecht, the Company shall institutes proceedings to be adjudicated as bankrupt or insolvent, or consents to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under Title XI of the United States Code, or any other applicable.

The foregoing summary of the Note does not purport to be complete statements of the terms and conditions under the Note, of which are qualified in their entirety by the full terms and conditions of the Note, which is filed hereto as Exhibit 4.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Promissory Note Issued to Gregory Lambrecht on November 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1606 Corp.

Date: November 7, 2024	By:	/s/ Austen Lambrecht
Austen Lambrecht, Chief Executive Officer

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